As filed with the Securities and Exchange Commission on July 9, 1998
                           Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          MARRIOTT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                    52-2055918
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                  10400 Fernwood Road, Bethesda, Maryland 20817
          (Address of principal executive offices, including zip code)

            MARRIOTT INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

            Joseph Ryan, Executive Vice President and General Counsel
                          Marriott International, Inc.
                  10400 Fernwood Road, Bethesda, Maryland 20817
                     (Name and address of agent for service)

                                 (301) 380-3000
          (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------
                                                    Proposed maximum      Proposed maximum
 Title of Securities to be       Amount to be      offering price per    aggregate offering        Amount of
         registered               registered            share (3)            price (3)       registration fee (3)

-------------------------------------------------------------------------------------------------------------------
Class A  Common  Stock,  par
value $.01 per share (1)(2)    5,000,000 shares          $31.75             $158,750,000           $46,832
-------------------------------------------------------------------------------------------------------------------

(1) Includes rights ("Rights") issuable pursuant to that certain Rights Agreement dated as of March 27, 1998, which Rights are currently carried and traded with shares of the Registrant's Class A Common Stock (including shares registered hereunder). The value attributable to the Rights, if any, is reflected in the value of the Registrant's Class A Common Stock.

(2) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of Class A Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions and an indeterminate number of plan participation interests.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Marriott International, Inc. Class A Common Stock reported on the New York Stock Exchange on July 7, 1998 (i.e., $31.75).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be included in this Form S-8 Registration Statement pursuant to introductory Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) Annual Report on Form 10-K of New Marriott MI, Inc. (now known as Marriott International, Inc.) for the year ended January 2, 1998;

          (b) Registration Statement on Form 10 of New Marriott MI, Inc. (now known as Marriott International, Inc.) filed on February 13, 1998;

          (c) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above; and

          (d) Description of Class A Common Stock ("Common Stock") and Rights of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Mr. Joseph Ryan, who issued the Opinion of the Registrant's Law Department on the legal validity of the shares of Common Stock offered by the Registrant pursuant to this Registration Statement, is Executive Vice President and General Counsel of the Registrant. Mr. Ryan currently owns Common Stock of the Registrant, owns restricted and deferred Common Stock of the Registrant under certain incentive plans of the Registrant, and is eligible to participate in the Marriott International, Inc. Employee Stock Purchase Plan.

Item 6.  Indemnification of Directors and Officers.

         Article Eleventh and Article Sixteenth of the Company's Amended and Restated Certificate of Incorporation (the "Certificate") and Section 7.7 of the Company's Restated Bylaws limit the personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty. These provisions of the Company Certificate and Bylaws are collectively referred to herein as the "Director Liability and Indemnification Provisions."

         The Director Liability and Indemnification Provisions define and clarify the rights of individuals, including Company directors and officers, to indemnification by the Company in the event of personal liability or expenses incurred by them as a result of litigation against them. Such provisions are consistent with Section 102(b)(7) of the Delaware General Corporation Law, which is designed, among other things, to encourage qualified individuals to serve as directors of Delaware corporations by permitting Delaware corporations to include in their certificates of incorporation a provision limiting or eliminating directors' liability for monetary damages and with other existing Delaware General Corporation Law provisions permitting indemnification of certain individuals, including directors and officers. The limitations of liability in the Director Liability and Indemnification Provisions may not affect claims arising under the federal securities laws.

         In performing their duties, directors of a Delaware corporation are obligated as fiduciaries to exercise their business judgment and act in what they reasonably determine in good faith, after appropriate consideration, to be the best interests of the corporation and its shareholders. Decisions made on that basis are protected by the so-called "business judgment rule." The business judgment rule is designed to protect directors from personal liability to the corporation or its shareholders when business decisions are subsequently challenged. However, the expense of defending lawsuits, the frequency with which unwarranted litigation is brought against directors and the inevitable uncertainties with respect to the outcome of applying the business judgment rule to particular facts and circumstances mean that, as a practical matter, directors and officers of a corporation rely on indemnity from, and insurance procured by, the corporation they serve, as a financial backstop in the event of such expenses or unforeseen liability. The Delaware legislature has recognized that adequate insurance and indemnity provisions are often a condition of an individual's willingness to serve as director of a Delaware corporation. The Delaware General Corporation Law has for some time specifically permitted corporations to provide indemnity and procure insurance for its directors and officers.

         Set forth below is a description of the Director Liability and Indemnification Provisions. Such description is intended as a summary only and is qualified in its entirety by reference to the Company Certificate and the Company Bylaws.

         Elimination of Liability in Certain Circumstances. Article Sixteenth of the Company Certificate protects directors against monetary damages for breaches of their fiduciary duty of care, except as set forth below. Under the Delaware General Corporation Law, absent such liability provisions as are provided in Article Sixteenth, directors could generally be held liable for gross negligence for decisions made in the performance of their duty of care but not for simple negligence. Article Sixteenth eliminates director liability for negligence in the performance of their duties, including gross negligence. In a context not involving a decision by the directors (i.e., a suit alleging loss to the Company due to the directors' inattention to a particular matter) a simple negligence standard might apply. Directors remain liable for breaches of their duty of loyalty to the Company and its shareholders, as well as acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Article Sixteenth does not eliminate director liability under Section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability.

         While the Director Liability and Indemnification Provisions provide directors with protection from awards of monetary damages for breaches of the duty of care, they do not eliminate the directors' duty of care. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care. Article Sixteenth which eliminates liability, as described above, will apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and will not apply to officers of the Company who are not directors. The elimination of liability of directors for monetary damages in the circumstances described above may deter persons from bringing third-party or derivative actions against directors to the extent such actions seek monetary damages.

         Indemnification and Insurance. Under Section 145 of the Delaware General Corporation Law, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Company.

Section 7.7 of the Company Bylaws provides as follows:

                  Section  7.7 (a)  Each  person  who  was or is a  party  or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged activity in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such proceeding; provided that, (i) except with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors, and (ii) such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

                  (b) The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and
         (b) of this Section 7.7, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. For purposes of determining the reasonableness of any such expenses, a certification to such effect by any member of the Bar of the State of Delaware, which member of the Bar may have acted as counsel to any such director, officer or employee, shall be binding upon the Corporation unless the Corporation establishes that the certification was made in bad faith.

                  (d) Any indemnification  under subsections (a) and (b) of this
         Section  7.7  (unless  ordered  by  a  court)  shall  be  made  by  the
         Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because any such person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 7.7. Such determination shall be made (i) by the Board of Directors, by a majority vote of directors who were not parties to such action, suit or proceeding, or (ii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the shareholders.

                  (e) Expenses (including attorneys' fees) incurred by an officer, director or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount if it shall ultimately be determined that any such person is not entitled to be indemnified by the Corporation as authorized by this Section 7.7. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by a majority vote of those directors who are not parties to such action, suit or proceeding, or, if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, that, based upon the facts known to such directors or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, that such person had reasonable cause to believe his conduct was unlawful.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 7.7 shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  (g) The Corporation may but shall not be required to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this
         Section 7.7. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

                  (h) For purposes of this Section 7.7, references to "the Corporation" shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 7.7 with respect to the resulting or surviving corporation as such person would have had with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this Section 7.7, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section 7.7.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7.7 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) This  Section 7.7 shall be  interpreted  and  construed to accord, as a matter of right, to any person who is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the full measure of indemnification and advancement of expenses permitted by Section 145 of the Business Corporation Law of the State of Delaware.

                  (l) Any costs incurred by any person in enforcing the provisions of this Section 7.7 shall be an indemnifiable expense in the same manner and to the same extent as other indemnifiable expenses under this Section 7.7.

                  (m) No amendment, modification or repeal of this Section 7.7 shall have the effect of or be construed to limit or adversely affect any claim or right to indemnification or advancement of expenses made by any person who is or was a director, officer or employee of this Corporation with respect to any state of facts which existed prior to the date of such amendment, modification or repeal, whether or not the Corporation has been notified of such claim, or such right has been asserted, prior to such date. Accordingly, any amendment, modification or repeal of this Section 7.7 shall be deemed to have prospective application only and shall not be applied retroactively.

         Article Eleventh of the Company Certificate provides as follows:

                  ELEVENTH.  Each  person  who  was  or is  made a  party  or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereafter an "indemnitee"), whether the basis of such proceeding is alleged activity in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided that except with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors. The foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer, or employee may be entitled.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

        EXHIBIT NO.                                           DESCRIPTION
            4(a) Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 2 to the Form 8-A/A of the Registrant filed on April 3, 1998)

            4(b) Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Form 10-Q for the fiscal quarter ended March 27,
                              1998)

            4(c) Rights Agreement, dated as of March 27, 1998, between the Registrant and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 1 to the Form 8-A/A of the Registrant filed on April 3, 1998)

             5                Opinion   of  Marriott   International,   Inc.'s
                              Law Department regarding the legal validity of the securities being registered for issuance under the Plan

           23(a)              Consent of Arthur Andersen LLP

           23(b) Consent of Marriott International, Inc.'s Law Department (contained in the opinion of such counsel filed as Exhibit 5 to this Registration Statement)

             24               Power of Attorney (included on signature page)

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland on the 9th day of July, 1998.

                                     MARRIOTT INTERNATIONAL, INC.



                                     By:  /s/ J.W. Marriott, Jr.
                                         ---------------------------
                                           J.W. Marriott, Jr.
                                           Chairman of the Board, and
                                           Chief Executive Officer

                               POWERS OF ATTORNEY

         Each person whose signature appears below constitutes and appoints J .W. Marriott, Jr. and Michael A. Stein as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                              Title                                              Date

/s/ J.W. Marriott, Jr.                 Chairman of the Board and Chief                    July 9, 1998
-------------------------------        Executive   Officer   and   Director   (Principal
J.W. Marriott, Jr.                     Executive Officer)


/s/ Michael A. Stein                   Executive  Vice  President  and  Chief  Financial  July 9, 1998
-------------------------------        Officer (Principal Financial Officer)
Michael A. Stein

/s/ Stephen E. Riffee                  Vice  President  - Finance  and Chief  Accounting  July 9, 1998
----------------------------------     Officer (Principal Accounting Officer)
Stephen E. Riffee

/s/ Richard E. Marriott                Director                                           July 9, 1998
------------------------------
Richard E. Marriott



                                       10

Signature                              Title                                              Date

/s/ Henry Cheng Kar-Shun               Director                                           July 9, 1998
_---------------------------
Henry Cheng Kar-Shun

/s/ Gilbert M. Grosvenor               Director                                           July 9, 1998
----------------------------
Gilbert M. Grosvenor

/s/ Floretta Dukes McKenzie            Director                                           July 9, 1998
----------------------------
Floretta Dukes McKenzie

/s/ Harry J. Pearce                    Director                                           July 9, 1998
----------------------------
Harry J. Pearce

/s/ W. Mitt Romney                     Director                                           July 9, 1998
----------------------------
W. Mitt Romney

/s/ Roger W. Sant                      Director                                           July 9, 1998
-----------------------------
Roger W. Sant

/s/ William J. Shaw                    Director                                           July 9, 1998
------------------------------
William J. Shaw

/s/ Lawrence M. Small                  Director                                           July 9, 1998
----------------------------
Lawrence M. Small


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on the 9th day of July, 1998.

                                            MARRIOTT INTERNATIONAL, INC.
                                            EMPLOYEE STOCK PURCHASE PLAN



                                            By:  /s/ Brendan Keegan
                                                -----------------------
                                                Brendan Keegan
                                                Senior Vice President
                                                of Human Resources

                                  EXHIBIT INDEX

                                                                   SEQUENTIALLY
                                                                  NUMBERED PAGE
 EXHIBIT NO.                             DESCRIPTION
  4(a)      Amended and Restated  Certificate of Incorporation of       --
            the Registrant  (incorporated by reference to Exhibit
            2 to the Form 8-A/A of the Registrant  filed on April
            3, 1998)
  4(b)      Amended  and  Restated   Bylaws  of  the   Registrant       --
            (incorporated  by  reference  to  Exhibit  3.3 to the
            Form  10-Q for the  fiscal  quarter  ended  March 27,
            1998)
  4(c)      Rights  Agreement,   dated  as  of  March 27,   1998,       --
            between the  Registrant  and The Bank of New York, as
            Rights Agent  (incorporated by reference to Exhibit 1
            to the Form  8-A/A of the  Registrant  filed on April
            3, 1998)
   5        Opinion  of   Marriott   International,   Inc.'s  Law       13
            Department   regarding  the  legal  validity  of  the
            securities  being  registered  for issuance under the
            Plan
 23(a)      Consent of Arthur Andersen LLP                              14

 23(b)      Consent  of   Marriott   International,   Inc.'s  Law       --
            Department (contained in the opinion of such counsel filed as Exhibit 5 to this Registration Statement)

   24       Power of Attorney (included on signature page)              --

                                                                      EXHIBIT 5
                                 July 9, 1998


Marriott International, Inc.
10400 Fernwood Road
Bethesda, Maryland 20817

Ladies and Gentlemen:

         We have acted as counsel for Marriott International, Inc., a Delaware corporation (the "Company"), with respect to a Registration Statement on Form S-8 (the "Registration Statement") offering 5,000,000 shares of Class A Common Stock of the Company to be offered to employees under the Company's Employee Stock Purchase Plan (the "Plan"). This Registration Statement is being filed with the Securities and Exchange Commission on the date hereof.

         In connection with our services as counsel for the Company with respect to the Registration Statement, we have examined, among other things, such federal and state laws and such documents, certificates, telegrams, and corporate or other records as we deemed necessary or appropriate for the purposes of preparation of this opinion.

         Based on the foregoing examination, we hereby advise that in our opinion:

         (1) The Plan has been duly adopted by the Board of Directors and duly approved by the stockholders of the Company and is now legally effective;

         (2) The 5,000,000 shares of Class A Common Stock included in the Registration Statement for issuance under the Plan, when issued under the Plan in accordance with the terms and provisions thereof, will be legally issued, fully paid, and non-assessable; and

         (3) The opinion contained in the preceding paragraph is based on the assumption that, at the time such shares of stock are issued, the Registration Statement will then be effective and all applicable state securities laws will have been complied with.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            MARRIOTT INTERNATIONAL, INC.
                                            LAW DEPARTMENT


                                            By: /s/ Joseph Ryan
                                               -------------------
                                               Joseph Ryan
                                               General Counsel

                                                                  EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the incorporation by reference in Marriott International, Inc.'s Registration Statement on Form S-8, of our report dated February 19, 1998 included in the New Marriott MI, Inc. Form 10-K for the fiscal year ended January 2, 1998, and to all references to our Firm included in such registration statement.



                                           ARTHUR ANDERSEN LLP

Washington, D.C.
July 6, 1998